                                                                    EXHIBIT 12.1

                       AMERISERVE FOOD DISTRIBUTION, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                   (AMOUNTS IN THOUSANDS, EXCEPT RATIO DATA)

                                                                                                                   PRO FORMA
                                                                  FISCAL YEAR                                     FISCAL YEAR
                                  ----------------------------------------------------------------------------    -----------
                                      1993             1994             1995             1996           1997         1997
                                  -------------    -------------    -------------    -------------    --------    -----------
Income (loss) before income
  taxes.........................  $         490    $         665    $       1,089    $       3,818    $(63,820)    $ (75,055)
Fixed charges...................          4,774            5,323            6,065           16,307      52,518       106,210
                                  -------------    -------------    -------------    -------------    --------     ---------
Earnings........................  $       5,264    $       5,988    $       7,154    $      20,125    $(11,302)    $  31,155
                                  =============    =============    =============    =============    ========     =========
Interest expense................  $       2,759    $       3,294    $       3,936    $      10,999    $ 45,127     $  84,765
Amortization of deferred
  financing costs...............            234              226              226              722       1,678         2,566
Interest portion of rent
  expense.......................          1,781            1,803            1,903            4,586       5,713        18,879
                                  -------------    -------------    -------------    -------------    --------     ---------
Fixed charges...................  $       4,774    $       5,323    $       6,065    $      16,307    $ 52,518     $ 106,210
                                  =============    =============    =============    =============    ========     =========
Ratio of earnings to fixed
  charges.......................           1.10             1.12             1.18             1.23      Note 1        Note 1
                                  =============    =============    =============    =============    ========     =========

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Note 1: Earnings were less than fixed charges by $63,820 and $75,055 for the fiscal year 1997 and the pro forma fiscal year 1997, respectively.